Exhibit 23.1

To Whom It May Concern:

We hereby consent to the use in this Registration Statement Form S-1 of our review report dated April 14, 2021, with respect to the unaudited interim financial statements of CannaPharmaRx, Inc. included in Registration Statement Form S-1 for the period ended December 31, 2020.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/S/ BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

May 13, 2021